Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Senior Securities” and “Experts” in the Prospectus included in this Registration Statement (Form N-14 No. 333-296000) of Franklin BSP Capital Corporation.

We also consent to the incorporation by reference of our report dated March 16, 2026, with respect to the consolidated financial statements of Franklin BSP Capital Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports dated March 16, 2026, March 12, 2025 and March 13, 2024 with respect to the consolidated financial statements of FBLC Senior Loan Fund LLC included in the Franklin BSP Capital Corporation Annual Report (Form 10-K) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

June 26, 2026